AMENDMENT AGREEMENT

     THIS AMENDMENT AGREEMENT (this "Amendment"), dated as of June 9, 1995, is by and among DELTA WOODSIDE INDUSTRIES, INC., a South Carolina corporation (the "Borrower"); the Lenders party hereto (the "Lenders"); NATIONSBANK, N.A. (CAROLINAS) (formerly named NationsBank of North Carolina, N.A.), a national banking association, as agent for the Lenders (in such capacity, the "Agent"); and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, and THE BANK OF NEW YORK, a New York banking association, as co-agents for the Lenders (in such capacity, the "Co-Agents").

                       W I T N E S S E T H:

     WHEREAS, pursuant to a Credit Agreement dated as of September 7, 1994 (the "Existing Credit Agreement") among the Borrower, the Lenders, the Agent and the Co-Agents, and the other agreements and instruments executed in connection therewith (such agreements and instruments, as amended from time to time, being hereinafter referred to as the "Existing Credit Documents"), the Lenders have extended commitments to make certain credit facilities available to the Borrower; and

WHEREAS, the Borrower and the Lenders have agreed to make certain amendments to the Existing Credit Agreement;
NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

                              PART I
                            DEFINITIONS

               SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

                        "Amended Credit Agreement" means the
               Existing Credit Agreement as amended hereby.

                        "Amendment No. 1 Effective Date" is defined
               in Subpart 3.1.

               SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit
Agreement.

                              PART II
                  AMENDMENTS TO EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Amendment No. 1 Effective Date, the Existing Credit
Agreement is hereby amended in accordance with this Part
II. Except as so amended, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

                SUBPART 2.1.  Amendments to Section 1.1.
     Section 1.1 of the Existing Credit Agreement is
     hereby amended by:


              (i)   inserting, in the alphabetically
          appropriate places, the following definitions:

                    "Amendment No. 1" means that certain
               Amendment Agreement, dated as of
               June 9, 1995, among the Borrower, the Lenders, the
               Agent and the Co-Agents amending this Agreement as then in effect.

                     "Amendment No. 1 Effective Date"
               has the meaning assigned to such term in Amendment No.
               1.

               (ii)  amending the definition of "Interest
          Coverage Ratio" to read in its entirety as follows:

                     "Interest Coverage Ratio" means, as of any date
               of determination for the applicable Calculation Period then ended, the ratio of (i) Consolidated Net Income of the Borrower and its Consolidated Subsidiaries (before Consolidated Interest Expense and Consolidated Income Tax Expense) for such Calculation Period to (ii) Consolidated Interest Expense of the Borrower and its Consolidated Subsidiaries for such Calculation Period. For purposes hereof, (A) the term
          "Calculation Period" means (1) as of the last day of the fourth Fiscal Quarter of Fiscal Year 1995 and the last day of the first Fiscal Quarter of Fiscal Year 1996, the period of one Fiscal Quarter then ended, (2) as of the last day of the second Fiscal Quarter of Fiscal Year 1996, the period of two consecutive Fiscal Quarters then ended, (3) as of the last day of the third Fiscal Quarter of Fiscal Year 1996, the period of three consecutive Fiscal Quarters then ended and (4) as of the last day of the fourth Fiscal Quarter of Fiscal Year 1996 and the last day of each Fiscal Quarter thereafter the period of four consecutive Fiscal Quarters then ended, and (B) the term "Consolidated Interest Expense", in respect of any period, shall exclude any amount of litigation reserve of the Borrower as of April 1, 1995 which is subsequently reclassified in accordance with GAAP as interest expense.

         SUBPART 2.2. Amendment to Section 4.3.   Section
4.3 of the Existing Credit Agreement is hereby amended by inserting the following subsection (b)(iii):


                   (iii)  The aggregate Commitments
          of the Lenders shall be reduced as of the last day of Fiscal Year 1996 and each Fiscal Year thereafter by $15,000,000. The annual Commitment reduction required pursuant to this clause (iii) shall be in addition to any Commitment reductions pursuant to this Section 4.3 during the related Fiscal Year.

          SUBPART 2.3.  Amendments to Section 9.1.
Subsections (a), (d), and (e) of Section 9.1 are amended to read in their entireties as follows:

              SECTION 9.1.  Financial Ratios.  Permit:

                   (a) Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries as of the last day of any Fiscal Quarter occurring on or after the last day of Fiscal Year 1995 to be less than
              $240,000,000, increased on a cumulative basis as of the last day of each Fiscal Year thereafter by 50%
              of Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for the Fiscal Year then ended (but not decreased to the extent that Consolidated Net Income for any Fiscal Year is a negative number).
                  (d)  Interest Coverage Ratio.  The Interest
              Coverage Ratio to be less than the following
              proportions at the following times:
                         (i)   as of the last day of the fourth
                   Fiscal Quarter of Fiscal Year 1995 and the last day of the first Fiscal Quarter of Fiscal Year
                   1996,   1.50 to 1.00;
                         (ii) as of the last day of the second
                   Fiscal Quarter of Fiscal Year 1996, 2.00 to
                   1.00;
                         (iii)  as of the last day of the
                   third Fiscal Quarter of Fiscal Year 1996, 2.25 to
                   1.00; and

                         (iv)   as of the last day of
                   the fourth Fiscal Quarter of Fiscal Year
                   1996 and the last day of each Fiscal Quarter thereafter,
                    2.50 to 1.00.

                   (e)  Fixed Charge Coverage Ratio.
                         The Fixed Charge Coverage Ratio
                         as of the last day of Fiscal
                         Year 1996 and the last day of each
                         Fiscal Year thereafter to be less
                         than 1.25 to 1.00.

                            PART III
                  CONDITIONS TO EFFECTIVENESS

        SUBPART 3.1. Amendment No. 1 Effective Date. This Amendment shall be and become effective as of the date hereof (the "Amendment No. 1 Effective Date") when all of the conditions set forth in this Subpart 3.1 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as "Amendment No. 1."

        SUBPART 3.1.1.  Execution of Counterparts of
Amendment. The Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Agent) of this Amendment, which collectively shall have been duly executed on behalf of the Borrower and the Majority Lenders. In addition, each of the Subsidiary Guarantors shall have consented to the terms and conditions of this Amendment.


        SUBPART 3.1.2. Amendment Fee. The Borrower shall have paid in immediately available funds to the Agent on the date hereof an amendment fee equal to 10 basis points on the aggregate Commitments of the Lenders (the "Amendment Fee").
The Agent shall pay to each Lender on the date hereof such Lender's ratable portion (based on the proportion that the
     Commitment of such Lender bears to the aggregate Commitments of all the Lenders) of the Amendment Fee.

                                PART IV
                             MISCELLANEOUS


             SUBPART   4.1.  Cross-References.  References in this
     Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

             SUBPART 4.2.  Instrument Pursuant
     to Existing Credit Agreement.  This Amendment is a Loan
Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.


             SUBPART   4.3.  References in Other Loan Documents. At such
     time as this Amendment No. 1 shall become effective pursuant to the terms of Subpart 3.1, all references in the Loan Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 1.

             SUBPART   4.4.  Representations and Warranties.  The Borrower
     hereby represents and warrants that (i) the representations and warranties contained in Article 6 of the Existing Credit Agreement (as amended by this Amendment) are correct on and as of the date hereof as though made on and as of such date and after giving effect to the amendments contained herein (except that representations and warranties expressly stated in the Existing Credit Agreement to be made as of a particular date shall only be deemed made as of that date) and (ii) no Default or Event of Default exists on and as of the date hereof.

             SUBPART   4.5.  Expenses.  The Borrower agrees to
     pay all reasonable out-of-pocket expenses (including fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution and delivery of this Amendment.

             SUBPART   4.6.  Counterparts.  This Amendment may be
     executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

             SUBPART   4.7.  Governing Law. THIS AMENDMENT SHALL
     BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY
     THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA
    WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES
     THEREOF.

              SUBPART   4.8.  Successors and Assigns.  This
     Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.



    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.



Borrower                 DELTA WOODSIDE INDUSTRIES, INC.
                         By:  /s/ Bettis C. Rainsford Title:
                         Executive Vice President & CFO

Agent                    NATIONSBANK, N.A. (CAROLINAS),
                             as Agent
                         By: /s/ E. Phifer Helms
                         Title: Senior Vice President


Co-Agents                BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              as Co-Agent


                         By: /s/ Wayne H. Riess Title:
                         Vice President


                         THE BANK OF NEW YORK, as Co-Agent


                         By: /s/ Gregory L. Batson Title:
                         Vice President


                           [Signatures Continued] Lenders
NATIONSBANK, N.A. (CAROLINAS)


                         By:/s/ E. Phifer Helms
                         Title: Senior Vice President


                         BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION


                         By: /s/ Wayne H. Riess Title:
                         Vice President


                         THE BANK OF NEW YORK
                         By: /s/ Gregory P. Shefrin
                         Title: Assistant Vice President

                         FIRST UNION NATIONAL BANK OF
                              SOUTH CAROLINA


                         By:  /s/ Harry C. Farthing
                         Title:  Vice President


                         WACHOVIA BANK OF SOUTH CAROLINA


                         By:  /s/ Thomas F. Snider Title:
                         Vice President


                         THE BANK OF NOVA SCOTIA
                         By:
                         Title:


                         CHASE MANHATTAN BANK, N.A. By:
                         Title:


                         PNC BANK, NATIONAL ASSOCIATION


                         By: /s/ James A. Fink
                         Title: Vice President

                         NATWEST BANK N.A. (formerly
                         NATIONAL WESTMINSTER BANK USA)


                         By: /s/ Kurt S. Pohmer
                         Title:  Assistant Vice President


                             [Signatures Continued

CONSENTED AND AGREED TO BY:
ALCHEM CAPITAL CORPORATION


By: /s/ Bettis C. Rainsford
Title: Executive Vice President
       and CEO


ARMONIA TEXTIL, SOCIEDAD ANONIMA


By: /s/ Bettis C. Rainsford
Title: Executive Vice President
       and CEO


CARGUD, SOCIEDAD ANONIMA


By: /s/ Bettis C. Rainsford
Title: Executive Vice President
       and CEO


DELTA CONSOLIDATED CORPORATION


By: /s/ Bettis C. Rainsford
Title: Executive Vice President
       and CEO


DELTA MERCHANDISING, INC.


By: /s/ Bettis C. Rainsford
Title: Executive Vice President
       and CEO


DELTA MILLS, INC.


By: /s/ Bettis C. Rainsford
Title: Executive Vice President
       and CEO


DUCK HEAD APPAREL COMPANY, INC.


By: /s/ Bettis C. Rainsford
Title: Executive Vice President
       and CEO


NAUTILUS DIRECT, INC.


By: /s/ Bettis C. Rainsford
Title: Executive Vice President
       and CEO


NAUTILUS INTERNATIONAL, INC.


By: /s/ Bettis C. Rainsford
Title: Executive Vice President
       and CEO